Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-3) and related Prospectus of RAIT Financial Trust for the registration of 10,000,000 common shares of beneficial interest, of our report dated March 31, 2006, with respect to the 2005 consolidated financial statements and schedules of Taberna Realty Finance Trust, included in the RAIT Financial Trust Form 8-K/A filed with the Securities and Exchange Commission on January 4, 2007.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania

February 19, 2008